Exhibit 99.1

For Immediate Release

Media Contact: Erin Leventhal Kintera Inc. erin.leventhal@kintera.com Office: 858-795-8979 Investor Contact: Scott Wilson The Blueshirt Group scott@blueshirtgroup.com Office: 415-489-2188

Kintera Reports First Quarter 2007 Financial Results

SAN DIEGO – May 10, 2007 – Kintera,® Inc. (NASDAQ: KNTA), a leading provider of software as a service (SaaS) to the nonprofit and government sectors, today reported financial results for its first quarter ended March 31, 2007.

Revenue for the first quarter 2007 was $10.7 million, which is an increase of eight percent compared to $9.9 million for the same period last year. First quarter revenue exceeded the guidance provided during last quarter’s financial results call.

The company reported that costs associated with the restructuring plan, which was announced during the fourth quarter and fiscal year 2006 earnings conference call, are estimated to be $2.4 million, or $0.06 per diluted share.

On a GAAP basis, net loss for the quarter was $8.3 million, or $0.21 per diluted share, which is an improvement of 16 percent or $0.08 per diluted share, compared with a net loss of $9.9 million, or $0.29 per diluted share, for the same period last year. Net loss excluding the impact of restructuring charges in the first quarter was $5.8 million, or $0.15 per diluted share.

Earnings before interest, taxes, depreciation, amortization, stock-based compensation expense and restructuring charges (adjusted EBITDA) was a loss of $3.8 million, or $0.09 per share, in the first quarter of 2007, compared to a loss of $7.5 million, or $0.21 per share, in the first quarter of 2006. This is an improvement of approximately 50 percent or $0.12 per share year-over-year. Adjusted EBITDA also exceeded the guidance provided during last quarter’s financial results call.

“Kintera is focused on delivering value and service to nonprofits via our core social CRM business. As a result, Kintera is continuing to drive revenue, while improving operating performance,” said Richard N. LaBarbera, Kintera CEO. “We continue striving to create value for our stakeholders, including Kintera clients, employees, shareholders and community, and are taking the necessary steps to achieve our financial objectives.”

Excluding the restructuring costs previously mentioned, operating expenses for the first quarter 2007 totaled $13.8 million. This is a decrease of nineteen percent year over year, from $17.1 million in the first quarter 2006.

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9605 Scranton Road, Suite 200  •  San Diego, CA 92121  •  858.795.3000  •  www.kintera.com

Kintera Reports First Quarter 2007 Financial Results

Cash, cash equivalents and marketable securities at March 31, 2007 were $14.8 million. Deferred revenues were $18.0 million at March 31, 2007 compared with $13.2 million at March 31, 2006.

Kintera recently took the following actions to address and strengthen the company’s financial results:

•

After reviewing all acquired technology, solutions and resources, the company has divested of several solutions which are not core to Kintera’s social CRM platform. The transfer of the divestitures was designed to minimize impact on customers and employees. Kintera’s social CRM platform provides technology for constituent engagement, donor management and fund accounting.

•	As announced in last quarter’s financial results announcement, Kintera is reducing its headcount by 16%. All affected employees will have exited the business by June 30, 2007.

•

Kintera has and continues to move resources closer to customers in order to best address client needs. Strategic locations, including Atlanta, Boston, Dallas, Denver, New York, Northern California, Southern California and Washington, DC, have been staffed with geographically focused sales, services and support personnel.

Earnings Call

Kintera will host a conference call and slide presentation on Thursday, May 10, 2007 at 1:45 p.m. PDT to discuss the company’s financial results and forecast. The conference call can be accessed by dialing toll-free 800.295.4740 (617.614.3925 for international calls), using conference code 67169652. A live Webcast slide presentation and replay of the call via the Internet will be available at www.kintera.com/webcasts.

KNTA-F

About Kintera, Inc.

Kintera®, Inc. (NASDAQ: KNTA) provides software as a service to help organizations quickly and easily reach more people, raise more money and run more efficiently. The Kintera Sphere® technology platform empowers The Giving Experience™, and features a social constituent relationship management (CRM) system, enabling donor management, e-mail and communications, Web sites, events, advocacy programs, wealth screening and accounting.

For more information about Kintera software and services, visit www.kintera.com.

Kintera, Kintera Sphere, and The Giving Experience are either registered trademarks or trademarks of Kintera, Inc. in the U.S. and/or other countries.

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9605 Scranton Road, Suite 200  •  San Diego, CA 92121  •  858.795.3000  •  www.kintera.com

Kintera Reports First Quarter 2007 Financial Results

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Kintera is providing this information as of May 10, 2007, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Kintera’s anticipated operating results, including anticipated expense reductions, and the growth in the market for Kintera’s services. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Kintera with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: our limited operating history; our history of losses; our dependence on increased acceptance by nonprofit organizations of online fundraising; lengthy sales cycles for major customers; our need to manage growth; risks associated with accounting for and processing large amounts of donations; the rapidly changing technologies and market demands; and other risks identified in our filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information contained in this press release is a statement of Kintera’s present intention, belief or expectation and is based upon, among other things, the existing industry conditions, market conditions and prices, the economy in general and Kintera’s assumptions.

Kintera may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Kintera’s assumptions or otherwise. Kintera undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted EBITDA, adjusted EBITDA per share, and operating expenses and net losses excluding restructuring charges, are considered non-GAAP financial measures. Kintera believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding non-cash and non-recurring items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

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9605 Scranton Road, Suite 200  •  San Diego, CA 92121  •  858.795.3000  •  www.kintera.com

Kintera Reports First Quarter 2007 Financial Results

Kintera, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	March 31, 2007	December 31, 2006
Cash, cash equivalents and marketable securities	$14,772	$18,932
Restricted cash	6,271	15,381
Accounts receivable, net	5,916	6,346
Other current assets	1,526	1,290

Total current assets	28,485	41,949

Property and equipment, net	3,228	3,521
Goodwill, intangibles and other	17,723	19,751

Total assets	$49,436	$65,221

Donations payable	$6,271	$15,381
Deferred revenue	18,001	17,748
Accounts payable and other current liabilities	6,332	5,981

Total current liabilities	30,604	39,110

Other liabilities	654	509

Stockholders’ equity	18,178	25,602

Total liabilities and stockholders’ equity	$49,436	$65,221

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9605 Scranton Road, Suite 200  •  San Diego, CA 92121  •  858.795.3000  •  www.kintera.com

Kintera Reports First Quarter 2007 Financial Results

Kintera, Inc.

Reconciliation of GAAP Net Loss to EBITDA

(in thousands, except per share data)

(unaudited)

	For the three months ended March 31,
	2007	2006
Net loss	$(8,263)	$(9,855)
Interest	(286)	(316)
Depreciation and amortization	1,370	1,434
Income taxes	118	—
Stock-based compensation	838	1,228
Restructuring charges	2,445	—

Adjusted EBITDA	$(3,778)	$(7,509)

Adjusted EBITDA per share	$(0.09)	$(0.21)

Weighted average shares—basic and diluted	39,839	35,494

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9605 Scranton Road, Suite 200  •  San Diego, CA 92121  •  858.795.3000  •  www.kintera.com

Kintera Reports First Quarter 2007 Financial Results

Kintera, Inc.

Reconciliation of GAAP Net Loss to Net Loss Excluding Restructuring Charges

(in thousands, except per share data)

(unaudited)

	For the three months ended March 31,
	2007	2006
Net loss	$(8,263)	$(9,855)
Restructuring charges	2,445	—

Net Loss Excluding Restructuring Charges	$(5,818)	$(9,855)

Net Loss Excluding Restructuring Charges per share	$(0.15)	$(0.29)

Weighted average shares—basic and diluted	39,839	35,494

Kintera, Inc.

Reconciliation of GAAP Operating Expenses to Operating Expenses Excluding Restructuring Charges

(in thousands)

(unaudited)

	For the three months ended March 31,
	2007	2006
Total operating expenses	$16,205	$17,070
Restructuring charges	(2,445)	—

Total Operating Expenses Excluding Restructuring Charges	$13,760	$17,070

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9605 Scranton Road, Suite 200  •  San Diego, CA 92121  •  858.795.3000  •  www.kintera.com

Kintera Reports First Quarter 2007 Financial Results

Kintera, Inc.

Consolidated Statements of Operations Data

(in thousands, except per share data)

(unaudited)

	For the three months ended March 31,
	2007	2006
Net revenue	$10,721	$9,913
Cost of revenue	2,947	3,014

Gross profit	7,774	6,899
Gross margin	73%	70%

Sales and marketing	5,630	6,984
Product development and support	1,732	2,896
General and administrative	5,665	6,413
Amortization of purchased intangibles	733	777
Restructuring charge	2,445	—

Total operating expenses	16,205	17,070

Operating loss	(8,431)	(10,171)

Interest income (expense) and other, net	286	316

Loss before income taxes	(8,145)	(9,855)
Provision for income taxes	118	—

Net loss	$(8,263)	$(9,855)

Basic and diluted net loss per share	$(0.21)	$(0.29)

Weighted average shares—basic and diluted	39,839	35,494

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9605 Scranton Road, Suite 200  •  San Diego, CA 92121  •  858.795.3000  •  www.kintera.com